UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/07/2004

VALASSIS COMMUNICATIONS INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-10991

DE	38-2760940
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

19975 Victor Parkway
Livonia, MI 48152
(Address of Principal Executive Offices, Including Zip Code)

734-591-3000
(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 5.    Other events and Regulation FD Disclosure

The holders of Valassis' Zero Coupon Convertible Notes due 2021 ("the Notes") had the option to require Valassis to purchase all or a portion of their notes on June 6, 2004 at a price of $602.77 per $1000 of principal amount at maturity, payable in cash or common stock at Valassis' option. Of the 86,840 bonds outstanding at that date, 64,272 were put back to Valassis. Valassis chose to settle the put with cash and, as such, paid $38,741,233 on June 7, 2004 to the trustee of the Notes. The remaining debt balance related to the Notes is approximately $13.6 million, which represents the accreted value of the Notes as of June 7, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS INC

Date: June 09, 2004.	By:	/s/ Robert L. Recchia
Robert L. Recchia
Executive Vice President and Chief Financial Officer